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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 2000 included in this Post Effective Amendment No. 2 to the Company's previously filed Registration Statement File No. 333-49749.

ARTHUR ANDERSEN LLP
Minneapolis, Minnesota

May 10, 2000